Exhibit 99.1

Williams-Sonoma, Inc. announces record fiscal year 2022 revenues & earnings
FY22 comparable brand revenue growth of 6.5%
FY22 GAAP operating margin of 17.3%; non-GAAP operating margin of 17.5%
FY22 GAAP diluted EPS of $16.32; non-GAAP diluted EPS of $16.54

San Francisco, CA, March 16, 2023 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth quarter and fiscal year ended January 29, 2023 (Fiscal 2022).

“At Williams-Sonoma, Inc., we are proud that, despite the declining macro environment, we delivered another record year of revenue, with a comp of 6.5% on the topline, and record earnings of $16.54 per share. With our relentless focus on customer service and profitable growth, we continue to outperform our peers, gain market share, and distinguish ourselves as the world's largest digital-first, design-led, sustainable home retailer,” said Laura Alber, President and Chief Executive Officer.

Alber concluded, “As we look to the long-term, we are confident in our continued ability to take market share, and to do so, profitably. With our culture of innovation and talent, our values, and the strength of our team, we're moving ahead with our vision of furnishing our customers everywhere. As we do, we are confident that we will continue to deliver for all our customers, employees and shareholders.”

FOURTH QUARTER 2022 HIGHLIGHTS
•Comparable brand revenue declined 0.6% with a 2-year comp of over 10% and a 3-year comp of 36%.
•Delivered a gross margin of 41.2%, deleveraging 380bps, primarily driven by higher inbound and outbound shipping and freight costs with occupancy deleverage of 60bps. Occupancy costs increased 5.4% to $204 million.
•Leveraged SG&A 200bps on a GAAP basis and 270bps on a non-GAAP basis to 21.3%, reflecting employment and advertising leverage, and insurance proceeds.
•Delivered a GAAP operating margin of 19.2% and non-GAAP operating margin of 19.9%.
•Increased non-GAAP EPS 1.5% with GAAP diluted EPS of $5.28 and non-GAAP diluted EPS of $5.50.

FISCAL YEAR 2022 HIGHLIGHTS
•Grew comparable brand revenue 6.5% with a 2-year comp of over 28% and a 3-year comp of over 45%.
•Delivered gross margin of 42.4%, deleveraging 160bps, primarily driven by higher shipping and freight costs, with merchandise margins flat to last year. Occupancy costs increased 7.9% to $785.4 million.
•Leveraged SG&A 130bps on a GAAP basis and 140bps on a non-GAAP basis to 24.9%, reflecting employment and advertising leverage.
•Delivered GAAP operating margin of 17.3%; non-GAAP operating margin of 17.5%, only down 20bps to last year's record high rate.
•Increased EPS 11% with GAAP diluted EPS of $16.32 and non-GAAP diluted EPS of $16.54.
•Delivered ROIC of 49.4% driven by record earnings.
•Maintained strong liquidity position of $367 million in cash and over $1.0 billion in operating cash flow enabling the company to deliver strong returns to shareholders of $1.1 billion through $217 million in dividends and $880 million in share repurchases.
DIVIDENDS AND SHARE REPURCHASE AUTHORIZATIONS
•Increased our quarterly dividend 15%, or $0.12, to $0.90 per share.
•Expanded our stock buy-back capacity to $1 billion.

OUTLOOK
•In fiscal 2023, we expect annual net revenue growth in the range of -3% to +3% with an operating margin between 14% to 15%.
•In the long-term, we expect mid-to-high single-digit annual net revenue growth with operating margin above 15%.

CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, March 16, 2023, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items may include impairment charges for certain hardware and software costs and goodwill of Aperture, as well as expenses related to the impact of the acquisition of Outward, Inc. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2023 outlook and long-term financial targets, and statements regarding our growth strategies and macro trends.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including raising interest rates, on consumer spending; the continuing impact of the coronavirus, war in Ukraine, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2022 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-K for the fiscal year ended January 29, 2023. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we are united in a shared purpose to care for our people and our planet.

For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended
	January 29, 2023		January 30, 2022
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$2,453,079	100.0%	$2,501,029	100.0%
Cost of goods sold	1,443,229	58.8	1,375,792	55.0
Gross profit	1,009,850	41.2	1,125,237	45.0
Selling, general and administrative expenses	540,063	22.0	600,665	24.0
Operating income	469,787	19.2	524,572	21.0
Interest income, net	(1,383)	(0.1)	(89)	—
Earnings before income taxes	471,170	19.2	524,661	21.0
Income taxes	116,177	4.7	121,720	4.9
Net earnings	$354,993	14.5%	$402,941	16.1%
Earnings per share (EPS):
Basic	$5.35		$5.56
Diluted	$5.28		$5.41
Shares used in calculation of EPS:
Basic	66,349		72,494
Diluted	67,201		74,503

4th Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q4 22	Q4 21	Q4 22	Q4 21
Pottery Barn	$967	$921	5.8%	16.2%
West Elm	534	598	(10.7)	18.3
Williams Sonoma	524	552	(2.5)	4.5
Pottery Barn Kids and Teen	323	314	4.0	(6.1)
Other[2]	105	116	N/A	N/A
Total	$2,453	$2,501	(0.6)%	10.8%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week basis for Q4 2022 and Q4 2021, and includes business-to-business revenues.
2 Primarily consists of net revenues from Rejuvenation, our international franchise operations, and Mark and Graham.

Condensed Consolidated Statements of Earnings (unaudited)

	For the Fiscal Year Ended
	January 29, 2023		January 30, 2022
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$8,674,417	100.0%	$8,245,936	100.0%
Cost of goods sold	4,996,684	57.6	4,613,973	56.0
Gross profit	3,677,733	42.4	3,631,963	44.0
Selling, general and administrative expenses	2,179,311	25.1	2,178,847	26.4
Operating income	1,498,422	17.3	1,453,116	17.6
Interest (income) expense, net	(2,260)	—	1,865	—
Earnings before income taxes	1,500,682	17.3	1,451,251	17.6
Income taxes	372,778	4.3	324,914	3.9
Net earnings	$1,127,904	13.0%	$1,126,337	13.7%
Earnings per share (EPS):
Basic	$16.58		$15.17
Diluted	$16.32		$14.75
Shares used in calculation of EPS:
Basic	68,021		74,272
Diluted	69,100		76,354

Fiscal Year Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	FY 22	FY 21	FY 22	FY 21
Pottery Barn	$3,556	$3,121	14.9%	23.9%
West Elm	2,278	2,235	2.5	33.1
Williams Sonoma	1,287	1,345	(1.7)	10.5
Pottery Barn Kids and Teen	1,133	1,140	0.4	11.6
Other[2]	420	405	N/A	N/A
Total	$8,674	$8,246	6.5%	22.0%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 52-week basis for fiscal 2022 and fiscal 2021, and includes business-to-business revenues. Comparable stores that were temporarily closed due to COVID-19 were not excluded from the comparable stores calculation.
2 Primarily consists of net revenues from Rejuvenation, our international franchise operations, and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	January 29, 2023	January 30, 2022
Assets
Current assets
Cash and cash equivalents	$367,344	$850,338
Accounts receivable, net	115,685	131,683
Merchandise inventories, net	1,456,123	1,246,372
Prepaid expenses	64,961	69,252
Other current assets	31,967	26,249
Total current assets	2,036,080	2,323,894
Property and equipment, net	1,065,381	920,773
Operating lease right-of-use assets	1,286,452	1,132,764
Deferred income taxes, net	81,389	56,585
Goodwill	77,307	85,354
Other long-term assets, net	116,407	106,250
Total assets	$4,663,016	$4,625,620
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$508,321	$612,512
Accrued expenses	247,594	319,924
Gift card and other deferred revenue	479,229	447,770
Income taxes payable	61,204	79,554
Operating lease liabilities	231,965	217,409
Other current liabilities	108,138	94,517
Total current liabilities	1,636,451	1,771,686
Deferred lease incentives	10,027	16,360
Long-term operating lease liabilities	1,211,693	1,066,839
Other long-term liabilities	103,794	106,528
Total liabilities	2,961,965	2,961,413
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 66,226 and 71,982 shares issued and outstanding at January 29, 2023 and January 30, 2022, respectively	663	720
Additional paid-in capital	573,117	600,942
Retained earnings	1,141,819	1,074,084
Accumulated other comprehensive loss	(13,809)	(10,828)
Treasury stock, at cost	(739)	(711)
Total stockholders' equity	1,701,051	1,664,207
Total liabilities and stockholders' equity	$4,663,016	$4,625,620

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	October 30, 2022	Openings	Closings	January 29, 2023	January 30, 2022
Pottery Barn	189	2	(3)	188	188
Williams Sonoma	175	1	(11)	165	174
West Elm	122	1	(1)	122	121
Pottery Barn Kids	52	—	(6)	46	52
Rejuvenation	9	—	—	9	9
Total	547	4	(21)	530	544

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Fiscal Year Ended
(In thousands)	January 29, 2023	January 30, 2022
Cash flows from operating activities:
Net earnings	$1,127,904	$1,126,337
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	214,153	196,087
Loss on disposal/impairment of assets	25,116	1,015
Amortization of deferred lease incentives	(3,019)	(4,282)
Non-cash lease expense	231,350	216,888
Deferred income taxes	(23,823)	2,535
Stock-based compensation expense	90,268	95,240
Other	680	288
Changes in:
Accounts receivable	15,687	11,896
Merchandise inventories	(208,908)	(239,981)
Prepaid expenses and other assets	(11,823)	(2,060)
Accounts payable	(113,521)	56,674
Accrued expenses and other liabilities	(61,995)	49,460
Gift card and other deferred revenue	31,839	75,460
Operating lease liabilities	(242,855)	(224,567)
Income taxes payable	(18,231)	10,157
Net cash provided by operating activities	1,052,822	1,371,147
Cash flows from investing activities:
Purchases of property and equipment	(354,117)	(226,517)
Other	162	270
Net cash used in investing activities	(353,955)	(226,247)
Cash flows from financing activities:
Repurchases of common stock	(880,038)	(899,433)
Payment of dividends	(217,345)	(187,539)
Tax withholdings related to stock-based awards	(81,290)	(104,235)
Repayment of long-term debt	—	(300,000)
Debt issuance costs	—	(778)
Net cash used in financing activities	(1,178,673)	(1,491,985)
Effect of exchange rates on cash and cash equivalents	(3,188)	(2,914)
Net decrease in cash and cash equivalents	(482,994)	(349,999)
Cash and cash equivalents at beginning of period	850,338	1,200,337
Cash and cash equivalents at end of period	$367,344	$850,338

Exhibit 1

GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Fiscal Year Ended
	January 29, 2023		January 30, 2022		January 29, 2023		January 30, 2022
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Selling, general and administrative expenses	$540,063	22.0%	$600,665	24.0%	$2,179,311	25.1%	$2,178,847	26.4%
Impairment of Aperture [1]	(17,687)		—		(17,687)		—
Outward-related [2]	—		(812)		—		(9,160)
Non-GAAP selling, general and administrative expenses	$522,376	21.3%	$599,853	24.0%	$2,161,624	24.9%	$2,169,687	26.3%

Operating income	$469,787	19.2%	$524,572	21.0%	$1,498,422	17.3%	$1,453,116	17.6%
Impairment of Aperture [1]	17,687		—		17,687		—
Outward-related [2]	—		812		—		9,160
Non-GAAP operating income	$487,474	19.9%	$525,384	21.0%	$1,516,109	17.5%	$1,462,276	17.7%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$116,177	24.7%	$121,720	23.2%	$372,778	24.8%	$324,914	22.4%
Impairment of Aperture [1]	2,840		—		2,840		—
Outward-related [2]	—		(49)		—		1,397
Non-GAAP income taxes	$119,017	24.4%	$121,671	23.2%	$375,618	24.7%	$326,311	22.3%

Diluted EPS	$5.28		$5.41		$16.32		$14.75
Impairment of Aperture [1]	0.22		—		0.21		—
Outward-related [2]	—		0.01		—		0.10
Non-GAAP diluted EPS [3]	$5.50		$5.42		$16.54		$14.85

1 During Q4 2022, we incurred an impairment charge of approximately $17.7 million, including $9.7 million related to the impairment of software and hardware and $8.0 million related to the impairment of goodwill, associated with Aperture, a division of our Outward, Inc. subsidiary.

2During Q4 2021 and FY 2021, we incurred approximately $0.8 million and $9.2 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc.

3Per share amounts may not sum due to rounding to the nearest cent per diluted share.

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Return on Invested Capital (“ROIC”)
We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return.
We define ROIC as non-GAAP net operating profit after tax ("NOPAT"), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus capitalized leases, less cash in excess of $200 million.
ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.